UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2024
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 7, 2024, the Board of Directors of iRhythm Technologies, Inc. (the “Company”), upon the recommendation of the Compensation and Human Capital Management Committee of the Board of Directors, approved an amendment (the “Plan Amendment”) of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to remove the provision of the 2016 Plan that provides for an automatic annual increase in shares of the Company’s common stock reserved and available for issuance thereunder (the "Evergreen Provision"). No other changes were made to the 2016 Plan.
A description of the material terms and conditions of the 2016 Plan were previously reported in the Company’s registration statement on Form S-1 declared effective by the U.S. Securities and Exchange Commission on October 10, 2016, and are incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the 2016 Plan, as amended, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 regarding the Amendment of the 2016 Plan is incorporated by reference into this Item 5.02.
Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 7, 2024, the Board of Directors of the Company, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, approved various amendments to the Company’s Code of Conduct. The Code of Conduct applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The Company reviews the Code of Conduct periodically and amends the Code of Conduct as appropriate. The approval of the amendments to the Code of Conduct did not relate to or result in any waiver, whether explicit or implicit, of any provision of the prior version of the Code of Conduct.
The revised Code of Conduct, among other things, modernizes and makes the document more user friendly, highlights the increased responsibility of managers, incorporates refreshed values and policies to support the Company's business, clarifies the relationship of the Company’s initiatives related to human rights and trade compliance and the Company’s operations and supply chain, and clarifies certain quality, privacy and security policies and the importance of the foregoing to the Company's customers.
The foregoing is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as amended, which can be found on the Company’s website at www.irhythmtech.com under “Company – Investor Relations - Governance – Governance Documents and Charters – Code of Conduct.” The contents of the Company’s website are not incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	2016 Equity Incentive Plan (EIP) as amended November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: November 13, 2024	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer